EXHIBIT 99.1

                 E-LOAN, INC. REPORTS THIRD QUARTER 2004 RESULTS

           TOTAL REVENUE OF $35.1 MILLION AND EPS OF $0.01 PER SHARE;
                    HOME EQUITY REVENUE UP 46% FROM Q2 2004;
                        AUTO REVENUE UP 25% FROM Q2 2004;
           DIVERSIFIED PRODUCT REVENUE COMPRISES 79% OF TOTAL REVENUE;
                        TOTAL REVENUE UP 5% FROM Q2 2004


       PLEASANTON, CALIF. - NOVEMBER 4, 2004 - E-LOAN(R) (Nasdaq: EELN), an online consumer direct lender, today reported results for the third quarter ended September 30, 2004.

OVERVIEW OF RESULTS
   o   Total revenue of $35.1 million, up 5% from Q2 2004.

   o Net income for the third quarter of 2004 was $0.7 million or $0.01 per share on 65.5 million diluted shares.

   o Diversified revenue - comprising total revenue, excluding prime refinance mortgage - was $27.8 million, up 18% from Q2 2004, which accounted for 79% of E-LOAN's total revenue in Q3 2004.

   o Home Equity revenue was $14.2 million, up 46% from Q2 2004 and nearly double that of mortgage refinance revenue. Home equity sold loan volume increased 22% in the quarter compared to Q2 2004. A 27% increase in revenue per loan from Q2 2004 contributed to these results.

   o Diversified mortgage revenue - comprising purchase and non-prime mortgage - was $8.3 million, down 15% from the second quarter of 2004. Diversified mortgage sold loan volume and revenue per loan decreased 6% and 8%, respectively, in the quarter compared to Q2 2004.

   o Auto revenue was $3.7 million, up 25% from Q2 2004. Auto sold loan volume increased 9% in the quarter compared to Q2 2004. A 12% increase in revenue per loan from Q2 2004 contributed to these results.

   o Refinance mortgage revenue was $7.3 million, down 26% from Q2 2004. Refinance mortgage sold loan volume decreased 33% in the quarter compared to Q2 2004. The decreased loan volume was partially offset by a 9% increase in revenue per loan from Q2 2004.

   o Direct margin - defined as revenue minus variable and fixed operations expense - was $17.6 million, up 3% from Q2 2004.

   o   Marketing expense totaled $12.1 million, down 3% from Q2 2004.

E-LOAN Reports Third Quarter 2004 Results
November 4, 2004
Page 2

   o General and administrative expenses increased $169 thousand or 7% to $2.5 million from Q2 2004.

   o E-LOAN's new subsidiary, Escrow Closing Services, Inc. (ECS), generated $152 thousand positive direct margin in Q3 2004. Approximately 53% of our home equity loans used ECS in Q3 2004, up from 45% in Q2 2004.

   o Prior periods presented in this release have been restated to correct the gain on sale of loans and interest income and interest expense recognized on loans sold subsequent to the date of sale (see discussion and table below).

       "In the third quarter of 2004, we had a solid quarter overall and made outstanding progress in growing our diversified businesses," said Chris Larsen, Chairman and Chief Executive Officer of E-LOAN. "Total revenue was up 5 percent and diversified revenue was up 18 percent from the second quarter of 2004. Diversified revenue hit a record high and for the first time accounted for nearly 80 percent of total revenue, well ahead of earlier projections."

       Larsen continued, "We also made good progress in optimizing our three key leverage points: capital markets revenue per loan, operations costs per loan, and marketing conversion. By continuing to focus on these three core areas, while at the same time maintaining a high level of revenue diversification, we believe we are well positioned as we enter 2005."

       "Consistent with our last update, we continue to expect 2004 breakeven earnings," said Matt Roberts, E-LOAN's Chief Financial Officer. "Adjusted only for the revenue reclassification, we expect total 2004 revenues of approximately $134 million (or $139 million on a pre-reclassification basis)."

Key assumptions in the forecast for 2004 are as follows:

   o   10-year Treasury rates of 4.0 to 5.0 % for the remainder of the year.
   o   E-LOAN total 2004 sold loan volume of approximately $5.3 billion.
   o   Marketing spend of approximately $48 million..
   o   Combined technology and G&A expense of $20.5 million.
   o   Average diluted shares outstanding of 66 million.

E-LOAN Reports Third Quarter 2004 Results
November 4, 2004
Page 3


OPERATING AND FINANCIAL TABLES

REVENUES
E-LOAN's revenues are primarily from the gain on sale of first mortgage, home equity and auto loans that we originate, fund and then sell. We also earn interest income on mortgage and home equity loans from the time of funding through the time of sale.


COMPONENTS OF REVENUE                      Q3 2004                   Q2 2004                   Q3 2003
                                           -------                   -------                   -------
($ in thousands)                                  % of                     % of                        % of
                                      $ TOTAL    REVENUE       $ TOTAL    REVENUE         $ TOTAL    REVENUE
                                      -------    -------       -------    -------         -------    -------
Refi Mortgage                         $ 6,823       19%        $ 8,430       25%          $17,020       39%
Interest Income on Refi Mortgage          472        1%          1,393        4%            2,324        5%
Diversified Mortgage (1)                7,598       22%          8,659       26%           10,286       23%
Interest Income on Diversified            688        2%          1,035        3%            2,211        5%
Mortgage
Home Equity                            13,216       38%          8,738       26%            7,637       17%
Interest Income on Home Equity            930        3%            943        3%            1,079        2%
Auto (2)                                3,665       10%          2,921        9%            2,927        7%
Closing Services (3)                    1,407        4%            985        3%               --       --
Other (4)                                 299        1%            295        1%              382        1%
                                     --------     -----       --------     -----         --------     -----
TOTAL REVENUE                         $35,098      100%        $33,400      100%          $43,866      100%

TOTAL DIVERSIFIED REVENUE (5)         $27,802       79%        $23,578       71%          $24,522       56%


(1) Diversified Mortgage comprises purchase and non-prime mortgage loans.

(2) Auto Revenues include interest income from the retained interest asset, which was previously reported in Other Income, net.

(3) Closing Services Revenues are from Escrow Closing Services, Inc., a wholly-owned subsidiary, which provides mortgage closing services, including HUD-1 Settlement Statement and document preparation, signing, disbursement and recordation services for a portion of our Home Equity business.

(4) Other Revenue comes from credit monitoring services and credit card, personal loan and student loan referrals.

(5) Diversified Revenue is comprised of total revenues excluding prime refinance mortgage and its related interest income.

E-LOAN Reports Third Quarter 2004 Results
November 4, 2004
Page 4


LOAN VOLUME

The following table provides a comparison of unit and volume statistics:

                                     Q3'04                Q2 '04                Q3 '03
                                     -----                ------                ------
                            $ MILLIONS    LOANS   $ MILLIONS    LOANS    $ MILLIONS   LOANS
                            ----------    -----   ----------    -----    ----------   -----
Sold Loans

     Refinance Mortgage       $  332      1,568     $  496      2,105     $  650      3,144
     Diversified Mortgage        378      1,948        403      2,049        640      3,206
     Home Equity                 404      7,954        332      6,674        275      6,077
     Auto                        177     10,780        162      9,606        194     10,670
                              ------     ------     ------     ------     ------     ------
Total Sold Loans              $1,291     22,250     $1,393     20,434     $1,758     23,097

Closed Loans
     Refinance Mortgage       $  340      1,599     $  460      1,951     $  497      2,492
     Diversified Mortgage        388      2,015        387      1,967        573      2,931
     Home Equity                 408      8,049        328      6,590        259      5,682
     Auto                        177     10,773        161      9,568        194     10,701
                              ------     ------     ------     ------     ------     ------
Total Closed Loans            $1,312     22,436     $1,336     20,076     $1,523     21,806

DIRECT MARGIN

Direct margin is defined as revenue minus variable and fixed operations expense. The following table provides detail of direct margin classified by revenue-related categories, both in dollars and expressed as a percentage of its related revenue.


DIRECT MARGINS                       Q3 2004                Q2 2004               Q3 2003
                                     -------                -------               -------
($ in thousands)                          % of                    % of                    % of
                               $ TOTAL   REVENUE       $ TOTAL   REVENUE      $ TOTAL   REVENUE
                               -------   -------       -------   -------      -------   -------
Mortgage                       $ 7,353      51%        $10,212      60%       $18,048      66%
Mortgage Interest Margin           584      50%          1,424      59%         2,386      53%
Home Equity                      7,148      54%          3,491      40%         3,754      49%
Home Equity Interest Margin        430      46%            509      54%           559      52%
Auto                             1,673      46%          1,085      37%           384      13%
Closing Services                   152      11%            119      12%            --       --
Other                              299     100%            295     100%           382      100%
                               -------                 -------                -------
TOTAL                          $17,639                 $17,135                $25,514

E-LOAN Reports Third Quarter 2004 Results
November 4, 2004
Page 5


CONVERSION STATISTICS
We release conversion rates on a one-quarter lagged basis because of the lag time that exists between the time an application is submitted and the time the associated loan actually funds. Our conversion rates are based on a static pool analysis calculated by dividing the number of qualified applications received in the quarter by the number of funded loans that resulted from those applications.

CONVERSION %          Q3 '03      Q4 '03      Q1 '04      Q2 '04
                      ------      ------      ------      ------
Mortgage
   Pre-Approval           6%          6%          6%          7%
   Purchase              19%         17%         20%         13%
   Refinance             21%         21%         22%         19%
   Total Mortgage        14%         13%         16%         13%
Home Equity              29%         36%         34%         35%
Auto                     19%         26%         28%         27%


RESTATEMENT OF PRIOR PERIOD'S GAIN ON SALE OF LOANS

E-LOAN's historical practice has been to continue to recognize interest income and interest expense on loans sold under its Purchase and Sale Agreement with Greenwich Capital (see description of agreement below) in the period from the time of sale until the time of settlement with the committed loan purchaser. The Company has determined that this interest income and interest expense should have been included in the calculation of the gain on loans sold rather than to be recognized as additional interest income and interest expense in the period subsequent to the sale of the loans. To correct this accounting error, the Company will restate its previously issued financial statements for the year ended December 31, 2003, and the interim periods within the year as well as for the quarters ended March 31, 2004 and June 30, 2004. All amounts included in this release have been restated accordingly and the impact of the restatement is reflected in the table below. The cumulative impact of this error was an understatement of income of $615,000 during a period in which the company earned $22 million.


COMPARISON TABLE
The impact of the error and reclassification to prior periods is shown in the following table:

SUMMARY                                              Reported        Corrected       Reported       Corrected        Reported
                                                     3 MONTHS        3 MONTHS         TOTAL           TOTAL          6 MONTHS
                                                      Q3 2003         Q3 2003          2003           2003           Q2 2004
                                                      -------         -------          ----           ----           -------
Interest Income                                       $ 6,480         $ 5,614       $ 22,693        $ 18,475         $ 10,526
Total Diversified Revenue                              24,541          24,522         80,737          80,200           46,877
Total Revenue                                          44,057          43,866        154,052         152,707           66,675
Interest Expense                                        3,082           2,669         11,199           9,151            4,882
Total Operating Expense                                35,023          34,610        130,410         128,362           67,550
Net Income                                              8,018           8,240         22,634          23,337             (850)
EPS                                                      0.12            0.12           0.34            0.35            -0.01

DETAIL                                               Reported        Corrected       Reported       Corrected        Reported
                                                      Q1 2003         Q1 2003        Q2 2003         Q2 2003         Q3 2003
                                                      -------         -------        -------         -------         -------
Refi Mortgage                                         $ 17,938        $ 18,242      $  21,410       $  21,625        $  16,871
Interest Income on Refi Mortgage                         3,015           2,731          3,258           2,997            2,646
Diversified Mortgage (1)                                 5,913           6,146         10,096          10,140            9,985
Interest Income on Diversified Mortgage                  1,849           1,691          1,894           1,761            2,492
Home Equity                                              3,939           4,051          5,334           5,398            7,412
Interest Income on Home Equity                             424             323            683             608            1,342
Mortgage Interest Expense                                2,398           2,178          2,506           2,314            2,435
Home Equity Interest Expense                               288             220            531             473              647


Total Diversified Revenue                             $ 15,265        $ 15,351      $  21,434       $  21,335        $  24,541
Total Revenue                                           36,219          36,324         46,102          45,956           44,057
Total Operating Expense - w/  Int Exp                   29,103          28,815         37,056          36,806           35,023
Net Income                                               6,332           6,726          8,076           8,180            8,018
EPS                                                       0.10            0.11           0.12            0.12             0.12



SUMMARY                                    Corrected
                                           6 MONTHS
                                            Q2 2004
                                            -------
Interest Income                             $ 5,110
Total Diversified Revenue                    45,169
Total Revenue                                64,030
Interest Expense                              2,324
Total Operating Expense                      64,992
Net Income                                     (937)
EPS                                           (0.01)

DETAIL                                     Corrected    Reported    Corrected   Reported     Corrected    Reported        Corrected
                                            Q3 2003      Q4 2003     Q4 2003     Q1 2004      Q1 2004      Q2 2004         Q2 2004
                                            -------      -------     -------     -------      -------      -------         -------
Refi Mortgage                               $17,020      $ 6,663     $  7,356    $  7,856     $  8,458     $  7,888        $  8,430
Interest Income on Refi Mortgage              2,324        1,514          213       1,442          582        2,611           1,392
Diversified Mortgage (1)                     10,286        6,372        6,513       6,679        7,050        8,118           8,659
Interest Income on Diversified Mortgage       2,211        1,879        1,549       1,494          677        1,851           1,036
Home Equity                                   7,637        6,671        7,063       9,251        9,555        8,328           8,738
Interest Income on Home Equity                1,079        1,697          988       1,473          480        1,654             944
Mortgage Interest Expense                     2,149        1,517          786       1,404          602        1,847           1,004
Home Equity Interest Expense                    521          876          510         868          283          763             435


Total Diversified Revenue                   $24,522      $19,497     $ 18,992    $ 22,726     $ 21,592     $ 24,151        $ 23,577
Total Revenue                                43,866       27,674       26,561      32,024       30,631       34,651          33,399
Total Operating Expense - w/  Int Exp        34,610       29,228       28,132      33,159       31,772       34,391          33,220
Net Income                                    8,240          208          191      (1,120)      (1,125)         270             189
EPS                                            0.12         0.00         0.00       (0.02)       -0.02         0.00            0.00


E-LOAN Reports Third Quarter 2004 Results
November 4, 2004
Page 6


PURCHASE AND SALE AGREEMENT WITH GREENWICH CAPITAL
On June 17, 1999, the Company entered into a Mortgage Loan Purchase and Sale Agreement with Greenwich Capital Financial Products, Inc. ("Greenwich"). Under the terms of this agreement, mortgage and home equity loans that are allocated to a mandatory sell forward commitment between the Company and a loan purchaser, but have not yet been settled, may be sold to Greenwich Capital with the accompanying trade assignment. The Company accounts for these transfers as sales, in accordance with Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (FAS 140).

CONFERENCE CALL AND WEBCAST

    Chris Larsen, Chairman and CEO of E-LOAN, will host a conference call to discuss the company's third quarter results today, November 4 at 7:30 a.m.
(PST). Please dial (712) 257-0021 at 7:25 a.m. (PST) and reference pass code "E-LOAN." A replay of the call will be available after 9:00 a.m. (PST) on November 4, 2004 until 11:59 p.m. (PST), November 11, 2004. The replay may be accessed by dialing (402) 220-9119. A live webcast and replay of the conference call will be available via the investor relations section of the company's website at www.eloan.com.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES. E-LOAN'S ACTUAL RESULTS MAY DIFFER FROM THE RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER INCLUDE, BUT ARE NOT LIMITED TO, GENERAL CONDITIONS IN THE MORTGAGE AND AUTO INDUSTRIES, INTEREST RATE FLUCTUATIONS, AND THE IMPACT OF COMPETITIVE PRODUCTS. THESE AND OTHER RISK FACTORS ARE DETAILED IN E-LOAN'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


ABOUT E-LOAN
E-LOAN is an online consumer direct lender dedicated to providing borrowers across the credit spectrum with a more enjoyable and affordable way to obtain mortgage, auto and home equity loans. By making credit scores freely available to consumers and integrating them with a suite of sophisticated advice tools, E-LOAN is pioneering the nascent debt management advice category -- helping consumers proactively manage their loan portfolios to lower their overall borrowing costs. The company relentlessly advocates eliminating the unnecessary processes, fees, hassle, haggle and lack of transparency traditionally associated with the consumer loan experience. Protecting consumers' financial privacy is a paramount concern, prompting E-LOAN to implement industry leading privacy practices and advocate strong consumer financial privacy protection laws. In June 2004, an independent study conducted by TRUSTe and The Ponemon Institute ranked E-LOAN as one of the top 20 most trusted companies for privacy in America. E-LOAN was the highest ranked online financial services company to make the top 20.

Consumers can log onto WWW.ELOAN.COM or call 1-888-E-LOAN-22 to access E-LOAN's products, services and team of dedicated loan and debt advice professionals. E-LOAN, Inc. is publicly traded on the Nasdaq National Market under the symbol EELN. From inception through September 2004, E-LOAN has originated and sold over $22.8 billion in consumer loans.

                                              E-LOAN, Inc.
                                        Statement of Operations
                                (in thousands, except per share amounts)

                                                                                                           Three Months
                                          Three Months Ended               Nine Months Ended                   Ended
                                     September 30,   September 30,    September 30,    September 30,           June 30,
                                         2004            2003            2004             2003                  2004
                                     -------------   -------------    -------------    -------------        ------------

Revenues                                 $35,098         $43,866        $ 99,128          $126,146            $ 33,399

Operating Expenses
  Operations                              17,459          18,352          48,664            54,796              16,264
  Sales & marketing                       12,105          11,890          35,744            31,815              12,506
  Technology                               2,271           2,205           6,528             6,559               2,091
  General & administration                 2,528           2,162           8,419             7,060               2,359
                                         -------        --------        --------          --------            --------
     Total operating expenses             34,363          34,609          99,355           100,230              33,220
                                         -------        --------        --------          --------            --------
Income from operations                       735           9,257            (227)           25,916                 179

Other income, net                             26              15              51               115                  10
                                         -------        --------        --------          --------            --------
Income before taxes                          761           9,272            (176)           26,031                 189
Income taxes                                 (51)         (1,032)            (51)           (2,885)                  -
                                         -------        --------        --------          --------            --------
Net income/(loss)                        $   710         $ 8,240        $   (227)         $ 23,146            $    189
                                         =======        ========        ========          ========            ========

Net income/(loss) per share:
  Income per share
      Basic                              $  0.01        $   0.13        $  (0.00)           $ 0.38            $   0.00
                                         =======        ========        ========          ========            ========
      Diluted                            $  0.01        $   0.12        $  (0.00)           $ 0.35            $   0.00
                                         =======        ========        ========          ========            ========
  Weighted average shares
      Basic                               63,278          61,065          62,841            60,285              62,915
                                         =======        ========        ========          ========            ========
      Diluted                             65,458          67,142          62,841            65,972              65,784
                                         =======        ========        ========          ========            ========

                                  E-LOAN, Inc.
                           Consolidated Balance Sheet

                                 (in thousands)

                                                                      September 30,   December 31,
                                                                            2004           2003
                                                                      -------------   ------------
                                     ASSETS
Current assets:
  Cash and cash equivalents ($2,350 and $4,850 restricted cash)         $ 46,110        $ 33,973
  Loans held-for-sale                                                     46,817          50,874
  Accounts receivable, prepaids and other current assets                  24,494          28,990
                                                                        --------        --------
    Total current assets                                                 117,421         113,837
Fixed assets, net                                                         12,277          11,484
Retained interests in auto loans - trading                                13,852          11,658
                                                                        --------        --------
    Total assets                                                        $143,550        $136,979
                                                                        ========        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Warehouse and other lines payable                                     $ 43,849        $ 44,283
  Accounts payable, accrued expenses and other liabilities                15,526          10,366
    Total current liabilities                                             59,375          54,649
                                                                        --------        --------
    Total liabilities                                                     59,375          54,649
                                                                        --------        --------

Stockholders' equity:
Common stock                                                                  63              62
Additional paid-in-capital                                               267,215         265,144
Accumulated deficit                                                     (183,103)       (182,876)
                                                                        --------        --------
     Total stockholders' equity                                           84,175          82,330
                                                                        --------        --------
     Total liabilities and stockholders' equity                         $143,550        $136,979
                                                                        ========        ========